SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE               SOLD(-)         PRICE(2)
 COMMON STOCK-MAINE & MARITIMES
           GABELLI FUNDS, LLC.
               GABELLI UTILITY FUND
                       4/06/06              700-           14.7857
                       4/05/06              300-           14.7000
                       3/29/06              700-           15.0000
                       3/22/06              100-           16.3000
                       3/16/06              200-           16.3000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMEX.

(2) PRICE EXCLUDES COMMISSION.